Mineral Titles Online



 Mineral Tenure Bill of Sale Completion Review Payment



 Recorder: Zubeda Mohamed (202303) Submitter: Zubeda Mohamed (202303)
 Recorded: 2006/FEB/02             Effective: 2006/FEB/02
 D/E Date: 2006/FEB/02





EVENT NUMBER: 4068180

 Seller: OMEGA EXPLORATION SERVICES INC. (146565)
 Buyers: Zubeda Mohamed (202303)

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|Tenure Number  |MD |Type|GTD|         Buy %|New Ownership %|
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|    523485          MCX  2006/DEC/05  100    202303 100

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